UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549


                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                     Pursuant to Section 13 of the

                    Securities Exchange Act of 1934



                     Sears Credit Account Master Trust II
              (Exact name of registrant as specified in charter)


 Illinois                   0-24776              Not Required
(State of                 (Commission           (IRS Employer
Organization)            File No.)           Identification No.)

c/o Sears Receivables Financing Group, Inc.
3711 Kennett Pike
Greenville, Delaware                                      19807
 (Address of principal executive offices)             (Zip Code)

                    SECURITIES TO BE REGISTERED PURSUANT TO
                           SECTION 12(b) OF THE ACT:

Title of each class                       Name of each exchange
to be so registered                       on which each class
      None                                is to be registered
                                                None

                    SECURITIES TO BE REGISTERED PURSUANT TO
                           SECTION 12(g) OF THE ACT:

          6.45% Class A Master Trust Certificates Series 1996-4
          6.65% Class B Master Trust Certificates Series 1996-4
                            (Title of Class)

Item 1.     Description of Registrant's Securities to be
Registered

      Item 1 is answered by reference to the "Description of the Offered Certificates" on pages S-22 through S-43 (which description is incorporated herein by reference) of the Prospectus Supplement, dated October 17, 1996 (the "Prospectus Supplement," filed pursuant to Rule 424(b)), and by reference to the "Description of the Investor Certificates" on pages 24 through 35 (which description is incorporated herein by reference) of the Prospectus dated October 17, 1996 (filed pursuant to Rule 424(b)).

Item 2.     Exhibits

Exhibit No.

Exhibit 4.1       Pooling and Servicing Agreement among Sears as
Servicer, SRFG as Seller and the Trustee, dated as of July 31, 1994 (incorporated by reference to the Trust's Form 8-K dated
August 16, 1994 and filed on September 7, 1994.)

Exhibit 4.2       Amendment to the Pooling and Servicing
Agreement among Sears as Servicer, SRFG as Seller and the Trustee, dated as of March 31, 1995 (incorporated by reference to the Trust's Form 8-K dated May 8, 1995).

Exhibit 4.3       Series 1996-4 Supplement among Sears as
Servicer, SRFG as Seller and the Trustee, dated October 29, 1996, including the forms of Investor Certificates (incorporated by reference to the Trust's Form 8-K dated October 29, 1996).

Exhibit 99.1 Prospectus Supplement dated October 17, 1996 to the Prospectus dated October 17, 1996 for Sears Credit Account Master Trust II Master Trust Certificates. Prospectus dated October 17, 1996 for Sears Credit Account Master Trust II Master Trust Certificates (incorporated by reference to the Trust's Form 8-K dated October 17, 1996).

                                  SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized.


                          Sears Credit Account Master Trust II
                                  (Registrant)


                    By:   Sears Receivables Financing Group, Inc.
                                  (Originator of the Trust)



                        By:   /S/Gary D. Farrar
                              Gary D. Farrar
                              Vice President, Administration


Date: October 29, 1996

                                 Exhibit Index

Exhibit No.

Exhibit 4.1       Pooling and Servicing Agreement among Sears as
Servicer, SRFG as Seller and the Trustee, dated as of July 31, 1994 (incorporated by reference to the Trust's Form 8-K dated
August 16, 1994 and filed on September 7, 1994.)

Exhibit 4.2       Amendment to the Pooling and Servicing
Agreement among Sears as Servicer, SRFG as Seller and the Trustee, dated as of March 31, 1995 (incorporated by reference to the Trust's Form 8-K dated May 8, 1995).

Exhibit 4.3       Series 1996-4 Supplement among Sears as
Servicer, SRFG as Seller and the Trustee, dated October 29, 1996, including the forms of Investor Certificates (incorporated by reference to the Trust's Form 8-K dated October 29, 1996).

Exhibit 99.1 Prospectus Supplement dated October 17, 1996 to the Prospectus dated October 17, 1996 for Sears Credit Account Master Trust II Master Trust Certificates. Prospectus dated October 17, 1996 for Sears Credit Account Master Trust II Master Trust Certificates (incorporated by reference to the Trust's Form 8-K dated October 17, 1996).